Exhibit 4.6

Execution Version

SHELF REGISTRATION RIGHTS AGREEMENT

THIS SHELF REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of September 21, 2020 by and among Despegar.com, Corp, a business company incorporated in the British Virgin Islands with company number 1936519 and whose registered office is at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110 (the “Company”), and the person and entities listed as “Holders” on the signature pages hereto (each, a Holder and, collectively, the “Holders”).

RECITALS

WHEREAS, the Company has entered into an Investment Agreement, dated as of August 20, 2020 (as may be amended from time to time, the “ Investment Agreement”), with each of the Holders, pursuant to which the Company has sold to the Holders, and the Holders have purchased from the Company, an aggregate of 50,000 Series B Convertible Preferred Shares of the Company (the “Purchased Shares”), convertible into ordinary shares of the Company, no par value (“Common Shares”).

WHEREAS, as a condition to each of the Holders’ obligations under the Investment Agreement, the Company and the Holders will enter into this Agreement for the purpose of granting certain registration rights to the Investors.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Holders agree as follows:

Section 1. Definitions. Capitalized terms used, but not defined elsewhere in this Agreement, will have the meanings set forth in this Section 1 for all purposes of this Agreement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that (i) the Company and its Affiliates shall not be deemed to be Affiliates of any Holder or any of its Affiliates, and (ii) portfolio companies of any Holder or any Affiliate thereof shall not be deemed to be Affiliates of any Holder solely to the extent that any such portfolio company has not received any Confidential Information (as defined in the Confidentiality Agreement between the Company and the Holders) pertaining to the Company from any holder (provided that no Person will be deemed to be in receipt of any Confidential Information solely because any such person serves as a director, officer or employee of such portfolio company). For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Board of Directors” or “Board” means the board of directors of the Company.

“ Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York, in the British Virgin Islands or in the United Arab Emirates are authorized or required by Law to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Form F-3” and “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Law” means any federal, state, local, municipal or foreign law (including common law) statute, constitution, code, ordinance, rule, regulation or other requirement or guideline, or any award, decision, decree, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

“Liquidation Event” shall include (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (B) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold more than 50% of the voting or economic power of the outstanding capital stock of the Company (or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) would own more than 50% of voting or economic power of the outstanding capital stock of the Company (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of the Company; provided that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in the same proportions by the Persons who held the Company’s securities immediately prior to such transaction.

“ Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or organization, including a Governmental Authority.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (i) the Common Shares issued to the Holders upon the conversion of the Purchased Shares in accordance with the terms thereof, and (ii) any Common Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above. The number of shares of Registrable Securities outstanding shall be determined by the number of Common Shares outstanding that are, and the number of Common Shares issuable pursuant to then exercisable or convertible securities that are, Registrable Securities; provided that any such Registrable Securities shall cease to be Registrable Securities to the extent: (i) a registration statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such Registrable Securities then owned by a Holder and its Affiliates could be sold in their entirety pursuant to Rule 144 without restriction as to volume or manner of sale during any three-month period, (iii) such Registrable Securities are otherwise transferred, in a transaction in which the Holder’s rights under Section 2 hereof are not assigned; or (iv) the Registrable Securities have ceased to be outstanding.

“Representative” means, with respect to any Person, its directors, officers, principals, partners, managers, members, employees, consultants, agents, advisors (including accountants and financial and legal advisors), attorneys, accountants, other advisors and other representatives.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiaries” when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing 50% or more of the ordinary voting power (or, in the case of a partnership, 50% or more of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

Section 2. Registration. The Company covenants and agrees as follows:

2.1 Mandatory Registration.

(a) The Company shall prepare and file with the SEC a registration statement on Form S-3 or Form F-3 pursuant to Rule 415 promulgated under the Securities Act (or any successor rule, “Rule 415”) so as to permit the resale of such Registrable Securities by the Holders, and shall use its commercially reasonable efforts to (a) cause such registration statement to be declared effective within the date that is six (6) months following the date hereof and (b) cause such registration statement to remain effective and to be supplemented and amended to the extent necessary to ensure that such registration statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holders at all times until the earlier of (i) the date on which the Holders shall have sold, either publicly pursuant to such registration statement or pursuant to Rule 144, all the Registrable Securities or (ii) the date on which the Holders can sell all of its Registrable Securities under

Rule 144 without restriction as to volume or manner of sale during any three-month period. A registration statement filed pursuant to this Section 2.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. As soon as practicable following the effective date of a registration statement filed pursuant to this Section 2.1, but in any event within three (3) Business Days of such date, the Company shall notify the Holders of the effectiveness of such registration statement.

(b) If the Holders of at least 50.0% of the then outstanding number of Registrable Securities held by the Holders (the “Underwritten Demand Holders”) elect to distribute the Registrable Securities by means of an underwriting and reasonably expect aggregate gross proceeds in excess of $25,000,000 (the “Holders’ Minimum Amount”) from such underwritten offering, they shall so advise the Company promptly and the Company shall enter into an underwriting agreement in a form as is customary in underwritten offerings of securities by the Company with the underwriters selected by the Underwritten Demand Holders and reasonably satisfactory to the Company and shall take all such other reasonable actions as are requested by the managing underwriter or underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than two (2) underwritten offerings pursuant to this Section 2.1. In connection with any underwritten offering contemplated in this Section 2.1, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations, covenants, indemnities and other rights and obligations as are customary in underwritten offerings of securities by the Company; provided, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution, the accuracy of information provided by a Holder specifically for use in such registration statement or prospectus, and any other representation required by law. The Holders shall determine the pricing of the Registrable Securities offered pursuant to the registration statement, applicable underwriting discount and other financial terms (including the material terms of the applicable underwriting agreement) and determine the timing of any such registration and sale. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Holders of Registrable Securities that may be included in the underwriting shall be allocated: (i) first, to Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, that are requested to be included in such registration, pro rata on the basis of the relative number of Registrable Securities owned at such time by each Holder seeking to participate in the registration; and (ii) second, after all such securities requested to be included in clause (i) are included, the shares of the Company that can be sold without having the adverse effect referred to above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

2.2 Obligations of the Company. In connection with the filing of any registration statement or sale of any Registrable Securities as provided in this Agreement, the Company shall use its commercially reasonable efforts to, as expeditiously as reasonably possible:

(a) prepare and file with the SEC the registration statement, within the relevant time period specified in Section 2.1, on the appropriate form under the Securities Act, which form, subject to Section 2.1, (1) shall be selected by the Company, (2) shall be available for the registration and sale of the Registrable Securities by the selling Holders thereof, (3) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, (4) shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (5) shall comply in all respects with the requirements of Regulation S-T under the Securities Act, and otherwise comply with its obligations set forth herein;

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended method(s) of distribution by the selling Holders thereof; provided, that should the Company file a post-effective amendment to any registration statement, the Company will use its commercially reasonable efforts to have such filing declared effective by the SEC within thirty (30) day consecutive Business Days following the date of filing, which such period shall be extended for an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith;

(c) provide the Holders and their respective counsel with a reasonable opportunity to review and comment on such registration statement and each prospectus included therein (and each amendment or supplement thereto) prior to filing with the SEC, as well as any related correspondence responding to comments from the SEC;

(d) (i) notify each Holder, within three (3) Business Days after filing, that a registration statement with respect to the Registrable Securities has been filed and advise such Holders that the distribution of Registrable Securities will be made in accordance with any method or combination of methods legally available by the Holders of any and all Registrable Securities, (ii) furnish to the Holders, without charge, (x) at least one copy of any registration statement and any amendment(s) thereto, including all financial statements and schedules, all documents incorporated therein by reference and all exhibits, (y) upon the effectiveness of any amendment(s) to a registration statement, such reasonable number of copies of a prospectus, including a preliminary prospectus and any free writing prospectus, in conformity with the requirements of the Securities Act, including any amendments or supplements thereto, and other documents incident thereto, and (z) such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them, and (iii) hereby consent to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(e) use all commercially reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, (ii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times, and (iii) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(g) notify each Holder of Registrable Securities covered by such registration statement as promptly as reasonably practicable after becoming aware of such event or facts in writing (i) when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a registration statement and prospectus or for additional information after such registration statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a registration statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) of the filing of a post-effective amendment to such registration statement;

(h) notify each Holder of Registrable Securities covered by such registration statement at any time in writing when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus or free writing prospectus (to the extent prepared by or on behalf of the Company) as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(i) notify each Holder and its counsel of the issuance by the SEC or any state securities authority of any stop order or other actions suspending the effectiveness of a registration statement or the qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceedings for that purpose and the resolution thereof and take all reasonable action required to prevent the entry of such stop order or similar notice or to remove it if entered;

(j) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed for which the Company shall pay all fees and expenses in connection with satisfying its obligation thereunder;

(k) cooperate with the Holder to facilitate the timely preparation and delivery of the Registrable Securities in book-entry form or with certificates (not bearing any restrictive legend) representing the Registrable Securities disposed of pursuant to any registration statement and enable such certificates to be in such denominations or amounts as the Holder may reasonably request and registered in such names as the Holder may request;

(l) if reasonably requested by the Holder, the Company shall promptly incorporate in a prospectus supplement or post-effective amendment to any Registration Statement such information as the Holder believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities;

(m) if reasonably requested by the Holder at any time, the Company shall deliver to the Holder a written confirmation from the Company’s counsel of whether or not the effectiveness of any registration statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such registration statement is currently effective and available to the Company for sale of all of the Registrable Securities;

(n) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA); and

(o) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Board of Directors shall determine in their good faith judgment that any such filing or the sale of any securities pursuant to such registration statement would:

(p) materially impede, delay or interfere with any material pending or proposed financing, acquisition, sale, merger, corporate reorganization or other similar transaction involving the Company for which the Board of Directors has authorized negotiations;

(q) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(r) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its shareholders; provided that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s Subsidiaries or Affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.2, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended. Each Holder shall keep confidential the fact that a the Company has suspended the effectiveness of any registration statement unless and until otherwise notified by the Company, except (A) for disclosure to such Holder’s directors, officers, employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Common Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (D) as required by law, Rule or regulation, provided that the Holder takes commercially reasonable efforts to limit such disclosure and gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law, and (E) for disclosure to any other Holder.

2.3 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities (which, for the avoidance of doubt, shall consist solely of the such Holder’ name, the number of shares to be sold by such Holder pursuant to such registration statement, and the expected plan of distribution (such information, the “Holder Information”)).

2.4 Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders, not to exceed $50,000 in the aggregate for any registration, shall be borne by the Company.

2.5 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and shareholders of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, any state securities laws or any Rule or regulation promulgated under the Securities Act, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “ Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any Rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and the Company will reimburse each such Holder, each of its officers, directors, partners, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person; provided, further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned Person, or any Person controlling such Holder or underwriter, from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned Person to such Person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act, any state securities laws or any Rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration (which, for the avoidance of doubt, shall be limited to the Holder Information); and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.6(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.6 but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.6(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2.

2.7 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other Rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company agrees to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, from and after the date hereof;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c) furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any Rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form; and

(d) take such additional action as is reasonably requested by a Holder to enable such Holder to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such certificates and instructions to the Company’s transfer agent as may be reasonably requested from time to time by such Holder and otherwise provide reasonable cooperation to the Holder and Holder’s broker to effect such sale of securities pursuant to Rule 144.

2.8 Assignment of Registration Rights. A Holder may assign its rights under this Agreement to a Person that is a “Permitted Transferee” (as defined in the Investment Agreement, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The Company may only assign its rights and obligations under this agreement to any successor entity; provided, that such successor entity agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

2.9 Termination of Registration Rights. This Agreement and the rights of each Holder hereunder shall terminate upon the date that all of the Registrable Securities cease to be Registrable Securities. Notwithstanding the foregoing, the obligations of the parties under Section 2.6 of this Agreement shall remain in full force and effect following such time.

Section 3. Miscellaneous.

3.1 Amendments; Waivers . Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.

3.2 Extension of Time, Waiver, Etc. The Company and the Holders of Registrable Securities outstanding may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Holders in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

3.3 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Counterparts of this Agreement, and any documents delivered pursuant hereto or in connection herewith, may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4 Entire Agreement; No Third-Party Beneficiaries; No Recourse; No Inconsistent Agreements. (a) This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

(b) No provision of this Agreement (other than Section 2.6 hereof) shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof (to the extent permitted by Section 2.8) and that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Holders, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from any Non-Recourse Party.

(c) The Company has not entered into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement except as has been waived pursuant to the terms of such other agreement on or prior to the date hereof. The rights granted to the Holders hereunder do not conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements, except (i) as may be waived pursuant to the terms of such other agreement, or (ii) as would not reasonably be expected to prevent the exercise by the Holders of Registrable Securities of the rights granted to such Holders in this Agreement.

3.5 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All actions arising out of or relating to this Agreement shall be heard and determined in the U.S. federal and New York state courts in the Borough of Manhattan in New York City and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action. The consents to jurisdiction and venue set forth in this Section 3.5 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 3.8 of this Agreement. The parties hereto agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

3.6 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT

OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3.6.

3.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, to it at:

Despegar.com, Corp.

Av. Jujuy 2013, Ciudad Autónoma de Buenos Aires, Argentina

Attn: Mariano Scagliarini, General Counsel

Email:

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Juan Francisco Mendez

Phone:

Fax:

Email:

(b)	If to a Holder, at:

Waha LATAM Investments Limited

c/o Waha Capital PJSC

42 / 43 Floor Etihad Towers, Tower 3, Abu Dhabi, UAE

Attn: Mr. Aseem Gupta

Email:

with a copy to (which copy alone shall not constitute notice):

Shearman & Sterling LLP

1460 El Camino Real, Floor 2

Menlo Park, CA 94025

Attn: Christopher Forrester

Phone:

Email:

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

3.8 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

3.9 Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “made available to the Holders” and words of similar import refer to documents (A) posted to a diligence website by or on behalf of the Company and made available to the Holders or their respective Representatives or (B) delivered in Person or electronically to the Holders or their respective Representatives. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DESPEGAR.COM, CORP.

By:	/s/ Alberto López Gaffney
Name: Alberto López Gaffney
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement (Waha)]

WAHA LATAM INVESTMENTS LIMITED

By:	/s/ Aseem Gupta
Name: Aseem Gupta
Title: Director

[Signature Page to Shelf Registration Rights Agreement]